Exhibit 21.1
List of Subsidiaries as of December 31, 2025 (1),(2)

Entity Name	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Other Jurisdiction of Organization or Formation
Aloha Petroleum LLC	100	Delaware
Aloha Petroleum, Ltd.	100	Hawaii
Cal’s Convenience, Inc.	100	Texas
Eco-Products Manufacturing of Puerto Rico Inc.	100	Puerto Rico
ET-S Permian Holdings Company LP(3)	32.5	Texas
ET-S Permian Marketing Company LLC(3)	32.5	Texas
ET-S Permian Pipeline Company LLC(3)	32.5	Texas
ET-S Permian Terminals Company LLC(3)	32.5	Texas
Fathom Global Energy FT LLC	100	Delaware
J.C. Nolan Pipeline Co., LLC (3)	50	Delaware
J.C. Nolan Terminal Co., LLC (3)	50	Delaware
LegacyStar Services, LLC	100	Delaware
NuStar Energy LLC	100	Delaware
NuStar Finance LLC	100	Delaware
NuStar GP, Inc.	100	Delaware
NuStar Services Company LLC	100	Delaware
NuStar Internacional, S. de R.L. de C.V.	100	Mexico
NuStar Logistics, L.P.	100	Delaware
NuStar Permian Holdings, LLC	100	Delaware
NuStar Pipeline Company, LLC	100	Delaware
NuStar Pipeline Operating Partnership L.P.	100	Delaware
NuStar Pipeline Partners L.P.	100	Delaware
NuStar Supply & Trading LLC	100	Delaware
NuStar Terminals Operations Partnership L.P.	100	Delaware
NuStar Terminals Services, Inc.	100	Delaware
Cööperatie NuStar Holdings U.A.	100	Netherlands
Peerless Oil & Chemicals, Inc.	100	Delaware
Peerless Oil Company (Puerto Rico), Inc.	100	Puerto Rico
Petro Taino Transport Corp.	100	Puerto Rico
POC USVI LLC	100	U.S. Virgin Islands
Portland Terminals, LLC	100	Delaware
Riverwalk Logistics, LLC.	100	Delaware
Shore Terminals LLC	100	Delaware
Sun LP Pipeline LLC	100	Delaware
Sun LP Terminals LLC	100	Delaware
Sun Lubricants and Specialty Products Inc.	100	Canada
Sun Pipeline Holdings LLC	100	Texas
Sun PKI Holdings LLC	100	Delaware
Sunmarks, LLC	100	Delaware
Sunoco Amsterdam Terminal B.V.	100	Netherlands
Sunoco Aviation LLC	100	Delaware

Exhibit 21.1

Sunoco Bantry Bay Terminal Limited	100	Ireland
Sunoco European Holdings Limited	100	Ireland
Sunoco Finance Corp.	100	Delaware
Sunoco Global LLC	100	Delaware
Sunoco Ireland Limited	100	Ireland
Sunoco Marine Ltd.	100	Delaware
Sunoco Midstream LLC	100	Delaware
Sunoco Midstream Holdings, LLC	100	Delaware
Sunoco Netherlands Amsterdam B.V.	100	Netherlands
Sunoco Netherlands Ireland Holdings B.V.	100	Netherlands
Sunoco Overseas, Inc.	100	Delaware
Sunoco Retail LLC	100	Pennsylvania
Sunoco, LLC	100	Delaware
2564047 Alberta Ltd.	100	Canada
2621469 Alberta Ltd.	100	Canada
2624858 Alberta Ltd.	100	Canada
2661123 Alberta Ltd.	100	Canada
2709716 Alberta ULC	100	Canada
2771144 Alberta ULC	100	Canada
BRIM GP Ltd.	50	Canada
BRIM LP	50	Canada
Elbow River Marketing Ltd.	100	Canada
Elbow River Marketing Mexico S.A. de C.V.	100	Mexico
Elbow River Marketing USA Ltd.	100	Delaware
ERM Cayman Financing Company	100	Cayman Islands
Estrella Holdings Limited	100	Cayman Islands
Harvest Hills Insurance Ltd.	100	Cayman Islands
M&M Meat Shops Ltd.	100	Canada
MyMenu Canada Inc.	100	Canada
On the Run Charging GP Inc.	100	Canada
On the Run Charging LP	100	Canada
OTR Infrastructure GP Inc.	100	Canada
OTR Infrastructure LP	100	Canada
Parkland (Barbados) Finance Company Inc.	100	Barbados
Parkland (U.S.) Holding Corp.	100	Delaware
Parkland (U.S.) People Corp.	100	Delaware
Parkland (U.S.) Supply Corp.	100	Delaware
Parkland Acquisition Ltd.	100	Canada
Parkland Corporation	100	Canada
Parkland Refining (B.C.) Ltd.	100	Canada
Parkland Refining Ltd.	100	Canada
Parkland Terminals of Canada Inc.	100	Canada
Parkland Terminals of Eastern Canada Inc.	100	Canada
Parkland USA Corporation	100	Delaware
Parkland USA Finance Corporation	100	Delaware

Exhibit 21.1

PKI EV Holdings GP Inc.	100	Canada
PKI EV Holdings LP	100	Canada
Sol (Barbados) Finance Inc.	100	Barbados
Tropic Acquisition Corp.	100	Delaware
Tropic Oil Company LLC	100	Florida
Tropic Transportation, LLC	100	Florida
BNTCL Holdings Ltd.	100	Barbados
Sol (St Lucia) Ltd Anguilla	100	Anguilla
Sol Petroleum Bahamas Limited (Bahamas)	100	Bahamas
Sol Aviation Services Limited (Barbados)	100	Barbados
Sol Brands Inc (Barbados IBC)	100	Barbados
Sol Caribbean Ltd (Barbados IBC)	100	Barbados
Sol Petroleum International Sales Company Limited (Barbados)	100	Barbados
Sol (Barbados) Ltd (Barbados)	100	Barbados
Sol Petroleum (Barbados) SRL (Barbados)	100	Barbados
Sol Belize Limited (Belize)	100	Belize
Sol Petroleum Bermuda Limited (Bermuda)	100	Bermuda
SOL St Lucia Ltd - BVI Branch	100	British Virgin Islands
SOL Investments Limited (Cayman)	100	Cayman
Sol Petroleum Cayman Limited (Cayman)	100	Cayman
Antilles Shipping Company SEZC (Cayman)	100	Cayman
Antilles Trading Company SEZC (Cayman)	100	Cayman
Sol EC Ltd (Dominica)	100	Dominica
Sol Republica Dominicana SRL (Dominican Republic)	100	Dominican Republic
Sol Petroleum Antilles SASU (France)	100	France
Sol Antilles Guyane SAS (France)	100	France
Sol Logistics et Transport E.U.R.L (France)	100	France
Sol Antiles Guyane SASU	100	Martinique
Sol Guyane Francaise SAS (French Guiana)	100	France
Sol EC Ltd (Grenada)	100	Grenada
Sol Guyana Inc (Guyana)	100	Guyana
Sol Jamaica SRL	100	Barbados
Sol Puerto Rico Limited (UK)	100	Puerto Rico
Sol EC Ltd (St Kitts)	100	St. Kitts
Sol EC Ltd (St Lucia)	100	St. Lucia
Sol Antilles N.V.	100	St. Maarten
Sol EC Ltd (St Vincent)	100	St. Vincent
Sol Suriname NV (Suriname)	100	Suriname
Sol Aviation Services Limited (UK)	100	UK
Sol Petroleum USVI Limited	100	U.S. Virgin Islands
(1) For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
(2) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).
(3) The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.